CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor's report dated March 28, 2024 with respect to the consolidated financial statements of Integra Resources Corp. and its subsidiaries (the "Company") as at December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, included in the Company's Annual Report on Form 20-F for the year ended December 31, 2023, as filed with the United States Securities and Exchange Commission ("SEC").

We also consent to the incorporation by reference in the Company's Registration Statements on Form S-8 (File Nos. 333-242495 and 333-267507) and Form F-10 (File No. 333-276530), of our auditor's report dated March 28, 2024 with respect to the consolidated financial statements of Integra Resources Corp. and its subsidiaries as at December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, as included in the Annual Report on Form 20-F of Integra Resources Corp. for the year ended December 31, 2023, as filed with the SEC.

/s/ MNP LLP

Chartered Professional Accountants

March 28, 2024

Vancouver, Canada

PCAOB ID#1930